UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 27, 2014

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreements.

On June 27, 2014, TriCan Tire Distributors Inc. (“TriCan”), an indirect wholly-owned subsidiary of American Tire Distributors Holdings, Inc. (“Holdings” or the “Company”) entered into an Asset Purchase Agreement (the “Trail Tire Purchase Agreement”) with Trail Tire Distributors Ltd., a corporation formed under the laws of the Province of Alberta (“Trail Tire”) and the shareholders and principals of Trail Tire, pursuant to which TriCan agreed to acquire the wholesale distribution business of Trail Tire. Trail Tire is a wholesale distributor of tires, tire parts, tire accessories and related equipment in Canada.

On June 27, 2014, TriCan entered into an Asset Purchase Agreement (the “Extreme Purchase Agreement”) with Extreme Wheel Distributors Ltd., a corporation formed under the laws of the Province of Alberta (“Extreme”) and the shareholder and principal of Extreme, pursuant to which TriCan agreed to acquire the wholesale distribution business of Extreme. Extreme is a wholesale distributor of wheels and related accessories in Canada.

Simultaneous with the signing of the Trail Tire Purchase Agreement and the Extreme Purchase Agreement, the parties closed both acquisitions for aggregate cash consideration of approximately $27.3 million. The aggregate cash consideration was funded through borrowings under the Company’s existing ABL credit facility. The Trail Tire and Extreme purchase prices are both subject to certain post-closing adjustments, including, but not limited to, working capital adjustments. Neither Holdings, TriCan, nor any of their affiliates has had a material relationship with Trail Tire or Extreme, other than in respect to the purchase agreements.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Please refer to Item 1.01 for a description of the closing of the acquisitions, which is responsive to this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Holdings intends to file the financial statements of Trail Tire and Extreme that are required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

Holdings intends to file any pro forma financial information related to the Trail Tire and Extreme acquisitions that is required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

July 2, 2014	By:	/s/ JASON T. YAUDES
		Name:	Jason T. Yaudes
		Title:	Executive Vice President and Chief Financial Officer